Exhibit 99.1
For Further Information: Ted Moreau VP, Investor Relations 469.395.8175 tmoreau@photronics.com

Photronics Reports Full Year and Fourth Quarter Fiscal 2024 Results

BROOKFIELD, Conn. December 11, 2024 (GLOBE NEWSWIRE) — Photronics, Inc. (NASDAQ:PLAB), a worldwide leader in photomask technologies and solutions, today reported financial results for its full year and fourth quarter of fiscal year 2024 ended October 31, 2024.

“We achieved sequential revenue growth in the fourth quarter, with increased sales in both Integrated Circuits (IC) and Flat Panel Displays (FPD),” said Frank Lee, chief executive officer. “IC growth was driven by strong high-end sales, particularly in the US, while FPD was led by mainstream demand. Photomask demand trends were favorable as we ended the year and we are cautiously optimistic that these trends will continue into 2025, driven by megatrends such as AI, supply chain regionalization, and edge computing. We believe our competitive advantages and market leadership will allow us to grow along with the photomask market growth trajectory. Combined with financial discipline to expand margins and improve cash flow, we are well positioned to continue growing profitably and creating shareholder value.”

Full Year Fiscal 2024 Results
•	Revenue was $866.9 million, down 3% from the previous year.
•	GAAP net income attributable to Photronics, Inc. shareholders was $130.7 million, or $2.09 per diluted share, compared with $125.5 million, or $2.03 per diluted share in 2023.
•	Non-GAAP net income attributable to Photronics, Inc. shareholders was $127.6 million, or $2.05 per diluted share, compared with $126.0 million, or $2.04 per diluted share in 2023.
•	IC revenue was $638.1 million, down 2%.
•	FPD revenue was $228.8 million, down 5%.
•	Cash generated from operating activities was $261.4 million, and cash invested in organic growth through capital expenditures was $130.9 million.

Fourth Quarter Fiscal 2024 Results
•	Revenue was $222.6 million, down 2% year-over-year and up 6% sequentially.
•
GAAP Net income attributable to Photronics, Inc. shareholders was $33.9 million, or $0.54 per diluted share, compared with $44.6 million, or $0.72 per diluted share in the fourth quarter of 2023 and $34.4 million, or $0.55 per diluted share in the third quarter of 2024.

•
Non-GAAP Net income attributable to Photronics, Inc. shareholders was $37.1 million, or $0.59 per diluted share, compared with $37.2 million, or $0.60 per diluted share in the fourth quarter of 2023 and $31.9 million, or $0.51 per diluted share in the third quarter of 2024.

•	IC revenue was $163.7 million, down 1% year-over-year and up 5% sequentially.
•	FPD revenue was $58.9 million, down 7% from the same quarter last year and up 7% sequentially.
•	Cash generated from operating activities was $68.4 million, and cash invested in organic growth through capital expenditures was $43.2 million.
•	Cash and Short-term investments at the end of the quarter were $640.7 million, and Debt was $18.0 million.

First Quarter Fiscal 2025 Guidance

For the first quarter of fiscal 2025, Photronics expects Revenue to be between $208 million and $216 million and non-GAAP Net income attributable to Photronics, Inc. shareholders to be between $0.43 and $0.49 per diluted share.

Webcast

A webcast to discuss these results is scheduled for 8:30 a.m. Eastern time on December 11, 2024.  The call will be broadcast live and on-demand on the Events and Presentations link on the Photronics website. Analysts and investors who wish to participate in the Q&A portion of the call should click here. It is suggested that participants register fifteen minutes prior to the call’s scheduled start time.

About Photronics

Photronics is a leading worldwide manufacturer of integrated circuit (IC) and flat panel display (FPD) photomasks. High precision quartz plates that contain microscopic images of electronic circuits, photomasks are a key element in the IC and FPD manufacturing process. Founded in 1969, Photronics has been a trusted photomask supplier for over 50 years.  As of October 31, 2024, the company had approximately 1,878 employees. The company operates 11 strategically located manufacturing facilities in Asia, Europe, and North America. Additional information on the company can be accessed at www.photronics.com.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” regarding our industry, our strategic position, and our financial and operating results.  These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results, performance or achievements to differ materially.  Please refer to our Annual Report on Form 10-K for the fiscal year ended October 31, 2023 and other subsequent filings with the Securities and Exchange Commission. These documents contain and identify important factors that could cause our actual results to differ materially from those contained in these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. We are under no duty to update any of the forward-looking statements after the date of this release to conform these statements to actual results.

Non-GAAP Financial Measures

Non-GAAP Net Income attributable to Photronics, Inc. shareholders and non-GAAP diluted earnings per share are “non-GAAP financial measures” as such term is defined by Regulation G of the Securities and Exchange Commission, and may differ from similarly named non-GAAP financial measures used by other companies. The attached financial supplement reconciles Photronics, Inc. financial results under GAAP to non-GAAP financial information. We believe these non-GAAP financial measures that exclude certain items are useful for analysts and investors to evaluate our future on-going performance because they enable a more meaningful comparison of our projected performance with our historical results. These non-GAAP metrics are not a measure of consolidated operating results under U.S. GAAP and should not be considered as an alternative to Net income (loss), Net income (loss) per share, or any other measure of consolidated results under U.S. GAAP. The items excluded from these non-GAAP metrics, but included in the calculation of their closest GAAP equivalent, are significant components of the condensed consolidated statement of income and must be considered in performing a comprehensive assessment of overall financial performance. Please refer to the non-GAAP reconciliations below.

PHOTRONICS, INC.
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended			Year Ended
	October 31,	July 28,	October 31,	October 31,	October 31,
	2024	2024	2023	2024	2023

Revenue	$222,628	$210,984	$227,473	$866,946	$892,076

Cost of goods sold	140,326	135,846	142,591	551,000	555,914

Gross Profit	82,302	75,138	84,882	315,946	336,162

Operating Expenses:

Selling, general and administrative	21,008	19,436	16,731	77,760	69,458

Research and development	5,285	3,555	3,367	16,576	13,654

Total Operating Expenses	26,293	22,991	20,098	94,336	83,112

Other operating (loss) gain	(182)	1	-	(92)	-

Operating Income	55,827	52,148	64,784	221,518	253,050

Non-operating (loss) income, net	(1,034)	10,145	18,660	25,897	16,896

Income Before Income Tax Provision	54,793	62,293	83,444	247,415	269,946

Income tax provision	14,568	14,124	20,288	63,567	70,312

Net Income	40,225	48,169	63,156	183,848	199,634

Net income attributable to noncontrolling interests	6,356	13,781	18,545	53,160	74,149

Net income attributable to Photronics, Inc. shareholders	$33,869	$34,388	$44,611	$130,688	$125,485

Earnings per share:

Basic	$0.55	$0.56	$0.73	$2.12	$2.05

Diluted	$0.54	$0.55	$0.72	$2.09	$2.03

Weighted-average number of common shares outstanding:

Basic	61,863	61,815	61,290	61,726	61,139

Diluted	62,456	62,414	62,067	62,391	61,755

PHOTRONICS, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	October 31,	October 31,
	2024	2023

Assets

Current assets:
Cash and cash equivalents	$598,485	$499,292
Short-term investments	42,184	12,915
Accounts receivable	200,830	194,927
Inventories	56,527	49,963
Other current assets	33,036	28,353

Total current assets	931,062	785,450

Property, plant and equipment, net	745,257	709,244
Other assets	35,740	31,527

Total assets	$1,712,059	$1,526,221

Liabilities and Equity

Current liabilities:
Current portion of long-term debt	$17,972	$6,621
Accounts payable and accrued liabilities	165,839	178,602

Total current liabilities	183,811	185,223

Long-term debt	25	17,998
Other liabilities	47,464	47,391

Equity:
Photronics, Inc. shareholders’ equity	1,120,864	975,008
Noncontrolling interests	359,895	300,601
Total equity	1,480,759	1,275,609

Total liabilities and equity	$1,712,059	$1,526,221

PHOTRONICS,  INC.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Year Ended
	October 31,	October 31,
	2024	2023

Cash flows from operating activities:
Net income	$183,848	$199,634
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	82,805	80,835
Share-based compensation	13,890	8,001
Changes in operating assets, liabilities and other	(19,099)	13,706

Net cash provided by operating activities	261,444	302,176

Cash flows from investing activities:
Purchases of property, plant and equipment	(130,942)	(131,295)
Purchases of short-term investments	(100,558)	(20,192)
Proceeds from maturities of short-term investments	72,836	47,537
Government incentives	2,229	2,522
Other	(30)	(117)

Net cash used in investing activities	(156,465)	(101,545)

Cash flows from financing activities:
Repayments of debt	(6,621)	(18,439)
Proceeds from share-based arrangements	1,916	1,248
Net settlements of restricted stock awards	(3,025)	(1,302)

Net cash used in financing activities	(7,730)	(18,493)

Effects of exchange rate changes on cash, cash equivalents, and restricted cash	2,127	(2,680)

Net increase in cash, cash equivalents, and restricted cash	99,376	179,458
Cash, cash equivalents, and restricted cash, beginning of period	501,867	322,409

Cash, cash equivalents, and restricted cash, end of period	$601,243	$501,867

PHOTRONICS, INC.
Reconciliation of GAAP Net income attributable to Photronics, Inc. shareholders to Non-GAAP Net income and
GAAP Diluted Earnings Per Share to Non-GAAP Diluted Earnings Per Share
(in thousands)
(Unaudited)

	Three Months ended			Year Ended
	October 31,	July 28,	October 31,	October 31,	October 31,
	2024	2024	2023	2024	2023

GAAP Net Income attributable to Photronics, Inc. shareholders	$33,869	$34,388	$44,611	$130,688	$125,485
FX (gain) loss	7,758	(4,068)	(13,234)	(2,168)	(2,466)
Estimated tax effects of FX (gain) loss	(1,936)	914	3,437	477	317
Estimated noncontrolling interest effects of above	(2,637)	681	2,431	(1,407)	2,676
Non-GAAP Net income attributable to Photronics, Inc. shareholders	$37,054	$31,915	$37,245	$127,590	$126,012

Weighted-average number of common shares outstanding - Diluted	62,456	62,414	62,067	62,391	61,755

GAAP Diluted Earnings Per Share	$0.54	$0.55	$0.72	$2.09	$2.03
Effects of non-GAAP adjustments above	0.05	(0.04)	(0.12)	(0.04)	0.01
Non-GAAP Diluted Earnings Per Share	$0.59	$0.51	$0.60	$2.05	$2.04